Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BIOXCEL THERAPEUTICS, INC. et al.,[1] Debtors.	Chapter 11 Case No. 26-11360 (TMH) (Jointly Administered)

ORDER (A) APPROVING THE SALE OF THE DEBTORS’ ASSETS FREE

AND CLEAR OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES,

(B) APPROVING THE ASSUMPTION AND ASSIGNMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES, AND (C) GRANTING RELATED RELIEF

Upon the Motion of Debtors for an Order (I) Approving the Sale of the Debtors’ Assets Free and Clear of all Liens, Claims, Interests, and Encumbrances, (II) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (III) Granting Certain Related Relief [Docket No. 13] (the “Motion”),2 pursuant to sections 105(a), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, and 9014, and Local Rules for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) 2002-1, 6004-1, and 9006-1, seeking entry of an order (this “Order”): (a) authorizing and approving the sale of the Purchased Assets to Teva Pharmaceuticals International GmbH (the “Buyer”), in accordance with the terms and conditions contained in that certain Asset Purchase Agreement, dated as of August 27, 2026, by and among the Debtors, as Sellers, and the Buyer (the “Stalking Horse APA”), free and clear of all liens, claims, and encumbrances to the fullest extent permitted by law, except for those liabilities of the Debtors that the Buyer has expressly agreed to assume, and the Permitted Encumbrances (solely to the extent expressly set forth and defined in the Stalking Horse APA, the “Assumed Liabilities”); (b) authorizing the assumption and assignment of the Purchased Contracts; and (c) granting related relief; and the Court having entered an order on September 28, 2026 [Docket No. 179] (the “Bidding Procedures Order”) approving, among other things, (a) the Debtors’ entry into the Stalking Horse APA and approving the Bid Protections in connection therewith, and (b) the Bidding Procedures in connection with the Sale (as defined below), including the process, timeline, and notice thereof; and the Debtors having determined after an extensive marketing and sale process, that the Buyer has submitted the highest or otherwise best bid to purchase the Purchased Assets; and the Debtors having selected the Buyer as the Successful Bidder in accordance with the Bidding Procedures; and upon due, adequate, and sufficient notice of the Motion, the Stalking Horse APA, and all other related transactions contemplated thereunder and in this Order (such transactions collectively, the “Sale”); and upon the declarations of Daun Chung in support of the Motion [Docket Nos. 14, 161, & 251] (the “Chung Declaration”); and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding under 28 U.S.C. § 157(b); and venue being proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to the Notice Parties, and it appearing that no other or further notice need be provided; and the Court having reviewed and considered the Motion, the Chung Declarations, the Stalking Horse APA, and all relief related thereto and any objections or other responses thereto; and the Court having held a hearing to consider the relief requested in the Motion (the “Sale Hearing”); and, after due deliberation, the Court having determined that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein; and the Court having determined that the relief requested is in the best interests of the Debtors, their estates, their creditors, and all parties in interest,

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification numbers, are: BioXcel Therapeutics, Inc. (6754), OnkosXcel Therapeutics, LLC (2522), and OnkosXcel Employee Holdings, LLC (0534). The Debtors’ address for purposes of service in these Chapter 11 Cases is 555 Long Wharf Drive, 12th Floor, New Haven, Connecticut 06511.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion, the Bidding Procedures Order, or the Stalking Horse APA, as applicable.

THE COURT HEREBY FINDS THAT:

I.	Jurisdiction, Final Order, and Statutory Predicates.

A.           This Court has jurisdiction over the Chapter 11 Cases and the Motion pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated as of February 29, 2012.

B.            This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper under 28 U.S.C. §§ 1408 and 1409. Pursuant to Local Rule 9013-1(f), the Debtors consent to the entry of a final order by this Court in accordance with the terms set forth herein to the extent it is later determined that this Court, absent consent of the parties, cannot enter final orders or judgments consistent with Article III of the United States Constitution.

C.            The statutory predicates for the relief sought in the Motion are sections 105(a), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, 9007, 9008, and 9014, and the applicable Local Rules 2002-1, 6004-1, and 9006-1.

D.            The consummation of the Sale is legal, valid, and properly authorized under all applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and applicable Local Rules. The Debtors, on the one hand, and the Buyer, on the other hand, have complied with all applicable requirements of such provisions and rules in respect of the Sale.

E.            This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), and to the extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the terms and conditions of this Order shall be immediately effective upon its entry.

II.	Notice.

F.            As further evidenced by the affidavits of service previously filed with the Court [Docket Nos. 119, 198, 208, 209, 211 & 266], and based on the representations of counsel at the Sale Hearing, due, proper, timely, adequate, and sufficient notice of the Motion, the Sale Hearing, the Sale, the cancellation of the Auction and designation of the Successful Bidder, the assumption and assignment of the Purchased Contracts to be assumed and assigned to the Buyer pursuant to this Order, the cure payments, if any, proposed in respect of each Purchased Contract (each, a “Cure Cost”), and all deadlines related thereto, has been provided to all interested parties and entities, including the sale notice parties, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The aforementioned notices were and are timely, proper, sufficient, appropriate, fair, and equitable under the circumstances, and reasonably calculated to provide the sale notice parties and all other interested parties with timely and proper notice under the circumstances of these Chapter 11 Cases. No other or further notice with respect to such matters is, or shall be, required.

G.            A reasonable opportunity to object and be heard with respect to the Sale, the Motion, and the relief requested therein has been afforded to all interested parties.

H.            The disclosures made by the Debtors concerning the Motion, the Stalking Horse APA, the Bidding Procedures, the Auction and cancellation thereof, the designation of the Successful Bidder, and the Sale Hearing were good, complete, and adequate.

III.	Business Justification.

I.            The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for entering into the Stalking Horse APA, which provides for, among other things, the sale of the Purchased Assets to the Buyer. The Debtors have, among other things, determined in their business judgment that, under the circumstances, the benefits of consummating the Sale on the terms and conditions embodied in the Stalking Horse APA are in the best interests of the Debtors, their estates and creditors, and all other parties in interest.

IV.	Compliance with Bidding Procedures and Bidding Procedures Order.

J.            As demonstrated by the Chung Declarations, the testimony and other evidence proffered or adduced at the Sale Hearing and the representations of counsel made on the record at the Sale Hearing, the Debtors have adequately marketed the Purchased Assets and conducted the sale process in compliance with the Bidding Procedures and the Bidding Procedures Order, and the sale process was conducted in a non-collusive, fair, and good-faith manner. The Debtors have afforded potential purchasers a full and fair opportunity to participate in the bidding process for the Purchased Assets and to make higher or otherwise better offers. In accordance with the Bidding Procedures Order, the bid submitted by the Buyer and memorialized by the Stalking Horse APA was deemed a Qualified Bid and the Buyer was a Qualified Bidder. In accordance with the Bidding Procedures and the Bidding Procedures Order, the Debtors determined that the bid submitted by the Buyer and memorialized by the Stalking Horse APA is the highest or otherwise best offer for the Purchased Assets received by the Debtors.

V.	Sale in Best Interests.

K.            Approval of the Stalking Horse APA, the Sale, and all related transactions at this time, and the actions to be taken by the Debtors and the Buyer, are appropriate under the circumstances of these Chapter 11 Cases and are in the best interests of the Debtors, their estates and creditors, and all other parties in interest. The Debtors have demonstrated both (i) good, sufficient, and sound business purposes and justifications, and (ii) compelling circumstances for the Sale other than in the ordinary course of business, pursuant to section 363(b) of the Bankruptcy Code, outside of a plan, in that, among other things, the immediate consummation of the Sale to the Buyer is necessary and appropriate to maximize the value of the Debtors’ estates.

L.            The Debtors determined, in their reasonable business judgment, in a manner consistent with their fiduciary duties and after consultation with the Consultation Parties that the Buyer’s Qualified Bid, as documented in the Stalking Horse APA, was the highest or otherwise best Qualified Bid for the Purchased Assets. The Debtors’ decision to enter into the Stalking Horse APA and to pursue and consummate the Sale constitutes a proper exercise of the fiduciary duties of the Debtors and their respective directors and officers. Consummating the Sale will yield greater value to the Debtors’ estates than would have been provided by any other available alternative transaction.

VI.	Good Faith Purchaser.

M.           The Debtors and the Buyer, and their respective counsel and other advisors, have not engaged in any conduct that would cause or permit the Stalking Horse APA or the consummation of the Sale to be avoided, or costs or damages to be imposed, under Bankruptcy Code section 363(n). The Buyer has not acted in a collusive manner with any Person, and the purchase price was not controlled by any agreement among bidders, all of whom acted in good faith, at arm’s length, and in a non-collusive manner. The Stalking Horse APA was negotiated, proposed, and entered into by the Debtors and the Buyer without collusion, in good faith, and from arm’s-length bargaining positions.

N.            The Buyer has acted in “good faith” within the meaning of section 363(m) of the Bankruptcy Code with respect to the Sale and the negotiation and performance of the Stalking Horse APA.

O.            None of the Debtors or the Buyer has engaged in any conduct that would prevent the application of section 363(m) of the Bankruptcy Code. Among other things, (i) the Buyer recognized that the Debtors were free to deal with any other party interested in acquiring the Purchased Assets; (ii) the Debtors and the Buyer complied with the provisions of the Bidding Procedures Order and the Bidding Procedures; (iii) the Buyer agreed to subject its bid to the competitive bidding procedures set forth in the Bidding Procedures Order; (iv) the Debtors and the Buyer, and their respective management, board of directors, board of managers (or comparable governing authority), employees, agents, advisors, and representatives, each actively participated in the bidding process, and each acted in good faith and without collusion or fraud of any kind; (v) all payments to be made by the Buyer, and other agreements or arrangements entered into by the Buyer in connection with the Sale have been disclosed; (vi) the Buyer was designated the Successful Bidder for the Purchased Assets in accordance with the Bidding Procedures and the Bidding Procedures Order; and (vii) no common identity of directors or controlling stockholders exists between the Buyer, on the one hand, and the Debtors, on the other hand.

P.            The Buyer is purchasing the Purchased Assets in good faith and for fair and reasonable consideration, and the Buyer is a good-faith purchaser within the meaning of section 363(m) of the Bankruptcy Code and is not an “insider” of any Debtor (as defined under section 101(31) of the Bankruptcy Code). The protections afforded by section 363(m) of the Bankruptcy Code are integral to the Sale, and the Buyer would not consummate the Sale without such protections. The Buyer is therefore entitled to the full rights, benefits, privileges, and protections afforded under section 363(m) of the Bankruptcy Code and any other applicable or similar bankruptcy and nonbankruptcy law in connection with this proceeding, the Sale, each term of the Stalking Horse APA (and any ancillary documents executed in connection therewith), and each term of this Order.

VII.	Highest or Otherwise Best Offer.

Q.            As demonstrated by the Chung Declarations, the evidence proffered or adduced at the Sale Hearing, and the arguments of counsel made on the record at the Sale Hearing, the Debtors’ marketing and sale process with respect to the Purchased Assets in accordance with the Bidding Procedures (including the Debtors’ stalking horse marketing process with respect to the Purchased Assets and the marketing process set forth in the Bidding Procedures and the Bidding Procedures Order) afforded a full, fair, and reasonable opportunity for any Person to make a higher or otherwise better offer to purchase the Purchased Assets. The Debtors conducted a marketing process in accordance with, and have otherwise complied in all respects with, the Bidding Procedures and the Bidding Procedures Order.

R.            As demonstrated by the Chung Declarations, the evidence proffered or adduced at the Sale Hearing, and the arguments of counsel made on the record at the Sale Hearing, the Sale constitutes the highest or otherwise best offer for the Purchased Assets, and the Debtors’ determination (after consultation with the Consultation Parties) that the Sale maximizes value for the benefit of the Debtors’ estates and constitutes the highest or otherwise best offer for the Purchased Assets each constitutes a valid and sound exercise of the Debtors’ business judgment and is in accordance and compliance with the Bidding Procedures and the Bidding Procedures Order. The Stalking Horse APA provides fair and reasonable terms for the purchase of the Purchased Assets.

S.            Approval of the Motion and the Sale and the prompt consummation of the transactions contemplated thereby will maximize the value of each of the Debtors’ estates and are in the best interests of the Debtors, their estates, their creditors, and other parties in interest.

VIII.	Corporate Authority.

T.            Each applicable Debtor (i) has full requisite corporate or other organizational power and authority to execute, deliver, and perform the Stalking Horse APA and the Ancillary Agreements, and to consummate the Sale contemplated thereby, and such execution, delivery, and performance have been duly and validly authorized by all necessary corporate or other organizational action of each applicable Debtor, (ii) has taken all requisite corporate or other organizational action and formalities necessary to authorize and approve the execution, delivery, and performance of the Stalking Horse APA and the Ancillary Agreements and the consummation by the Debtors of the Sale contemplated thereby, including as required by their respective organizational documents, and, upon execution thereof, each such agreement executed by such Debtor will be duly and validly executed and delivered by such Debtor and enforceable against such Debtor in accordance with its terms and, assuming due authorization, execution, and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of such Debtor. No government, regulatory, or other consents or approvals, other than those expressly provided for in the Stalking Horse APA, are required for the execution, delivery, and performance by the Debtors of the Stalking Horse APA or for the consummation of the Sale contemplated thereby, or to take, or cause to be taken, all such other actions as may be reasonably necessary to effectuate or evidence the Sale contemplated by the Stalking Horse APA.

IX.	No Merger; Buyer Not an Insider; No Successor Liability.

U.            The Buyer is not a “successor” to, a mere continuation of, or an alter ego of the Debtors or their estates, and there is no continuity of enterprise or common identity between the Buyer and the Debtors by reason of any theory of law or equity. The Buyer is not holding itself out to the public as a successor to or a continuation of the Debtors or their estates. The Sale does not amount to a consolidation, succession, merger, or de facto merger of the Buyer and the Debtors. Immediately prior to the Closing Date, the Buyer was not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors, or controlling stockholders existed between the Debtors and the Buyer. The transfer of the Purchased Assets to the Buyer, and the assumption of the Assumed Liabilities by the Buyer, except as otherwise explicitly set forth in the Stalking Horse APA or this Order and except with respect to the Assumed Liabilities, does not, and will not, subject the Buyer to any liability whatsoever, with respect to the Debtors or the operation of the Debtors’ businesses prior to the Closing or by reason of such transfer, including under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, or any foreign jurisdiction, based, in whole or in part, directly or indirectly, on any, or any theory of, successor, vicarious, antitrust, environmental, revenue, pension, ERISA, tax, labor (including any WARN Act), employment or benefits, de facto merger, business continuation, substantial continuity, alter ego, derivative, transferee, veil piercing, escheat, continuity of enterprise, mere continuation, product line, products liability, or other applicable law, rule, or regulation (including filing requirements under any such law, rule, or regulation), or theory of liability, whether legal, equitable, or otherwise (collectively, the “Successor or Other Liabilities”). Pursuant to the Stalking Horse APA, the Buyer shall have no liability for the Excluded Liabilities.

X.	Binding and Valid Transfer.

V.            The transfer of the Purchased Assets to the Buyer will be a legal, valid, and effective transfer of the Purchased Assets, and will vest the Buyer with all right, title, and interest of the Debtors to the Purchased Assets free and clear, to the fullest extent permitted by law, of all Interests (as defined below) (other than the Permitted Encumbrances and Assumed Liabilities), as set forth in the Stalking Horse APA. Immediately prior to consummating the Sale, the Purchased Assets constitute property of the Debtors’ estates, good title is vested in the Debtors’ estates within the meaning of section 541(a) of the Bankruptcy Code, and the Debtors are the sole and rightful owners of the Purchased Assets. Upon and following the consummation of the Sale, the Buyer shall be vested with good and marketable title to the Purchased Assets, and shall be the sole and rightful owner of the Purchased Assets.

W.            The Stalking Horse APA and the Ancillary Agreements are valid and binding contracts between the Debtors and the Buyer. The Stalking Horse APA and the Ancillary Agreements were not entered into for the purpose of hindering, delaying, or defrauding creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia, or foreign jurisdiction. As demonstrated by the Chung Declarations, the consideration provided by the Buyer in respect of the Sale (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets, (iii) will provide a greater recovery for the Debtors’ creditors more expeditiously than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia, and any foreign jurisdiction (including the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transactions Act, the Uniform Fraudulent Transfer Act, and similar laws and acts). Neither the Debtors nor the Buyer is entering into the Sale contemplated by the Stalking Horse APA fraudulently for the purpose of statutory and common-law fraudulent conveyance and fraudulent transfer claims.

XI.	Section 363(f) Is Satisfied.

X.            The conditions of section 363(f) of the Bankruptcy Code have been satisfied in full with respect to each Interest in the Purchased Assets; therefore, the Debtors may sell the Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities).

Y.            The Buyer would not have entered into the Stalking Horse APA and would not consummate the transactions contemplated thereby if (i) the sale of the Purchased Assets to the Buyer was not free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities) of any kind or nature whatsoever, or (ii) if the Buyer would, or in the future could, be liable for any of the Interests (other than the Permitted Encumbrances and the Assumed Liabilities). The Buyer will not consummate the transactions contemplated by the Stalking Horse APA unless this Court expressly orders that none of the Buyer, any of the Buyer’s Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including, without limitation, the Purchased Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or in equity, or by payment, setoff, recoupment, or otherwise, directly or indirectly, any Interests (other than the Permitted Encumbrances and the Assumed Liabilities), including rights or claims based on any Successor or Other Liabilities. The total consideration to be provided under the Stalking Horse APA reflects the Buyer’s reliance on this Order to provide it, pursuant to sections 105(a) and 363 of the Bankruptcy Code, with title to and possession of the Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities) of any kind or nature whatsoever (including, without limitation, any potential Successor or Other Liabilities).

Z.            Not transferring the Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities), including rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state, federal, or foreign law or otherwise, would adversely impact the Debtors’ efforts to maximize the value of their estates, and the transfer of the Purchased Assets other than pursuant to a transfer that is free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities) of any kind or nature whatsoever would be of substantially less benefit to the Debtors’ estates.

AA.        The Debtors may sell the Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities) because, in each case, one or more of the standards set forth in section 363(f)(1)–(5) of the Bankruptcy Code has been satisfied. Those holders of Interests that did not timely object to the Sale or the Motion or withdrew objections to the Sale or the Motion are deemed to have consented to the Sale and the Motion pursuant to section 363(f)(2) of the Bankruptcy Code. All Interests (except to the extent that such Encumbrances are Permitted Encumbrances and Assumed Liabilities) fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code. All holders of Interests are adequately protected by having their Interests, if any, in each instance against the Debtors, their estates, or any of the Purchased Assets attach to the net cash proceeds of the Sale ultimately attributable to the Purchased Assets in which such holder alleges an Interest, in the same order of priority, with the same validity, force, and effect that such Interest had prior to the Sale, subject to any claims and defenses the Debtors and their estates may possess thereto.

XII.	Cure Costs and Adequate Assurance of Future Performance.

BB.         The assumption and assignment of the Purchased Contracts pursuant to the terms of this Order is integral to the Stalking Horse APA and is in the best interests of the Debtors and their estates, their creditors, and all other parties in interest, and represents the reasonable exercise of sound and prudent business judgment by the Debtors. The assumption and assignment of the Purchased Contracts (i) is necessary to sell the Purchased Assets to the Buyer, (ii) allows the Debtors to maximize the value of the Purchased Assets, including the Purchased Contracts, (iii) limits the losses suffered by the counterparties to the Purchased Contracts (the “Counterparties”), and (iv) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ estates by avoiding the rejection of the Purchased Contracts. For these reasons, the Debtors have exercised sound business judgment in assuming and assigning the Purchased Contracts and such assumption and/or assignment is in the best interests of the Debtors’ estates.

CC.        Pursuant to section 365(f) of the Bankruptcy Code, each Purchased Contract to be assumed and assigned under the Stalking Horse APA shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Buyer, notwithstanding any provision in such contract prohibiting, restricting, or conditioning its assignment or transfer. No section of any of the Purchased Contracts that would prohibit, restrict, or condition, whether directly or indirectly, the use, assumption, or assignment of any of the Purchased Contracts in connection with the Sale shall have any force or effect.

DD.        Subject to the terms of the Stalking Horse APA, the Debtors or the Buyer, as the case may be, have cured or have demonstrated the ability to cure any default under any Purchased Contract with respect to any act or omission that occurred prior to the date of assignment of such Purchased Contract. The Debtors’ or Buyer’s, as applicable, promise to pay the Cure Costs on or prior to the applicable assignment date and the Buyer’s promises to perform the obligations under the Purchased Contracts thereafter shall constitute adequate assurance of its future performance of and under the Purchased Contracts, within the meaning of sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code. Pursuant to the Bidding Procedures Order, all Counterparties that failed to file with the Court and serve on the objection notice parties a timely objection are forever barred from asserting any such objection with regard to the assumption or assignment of their Purchased Contract. The Court finds that, with respect to all such Purchased Contracts, the payment of Cure Costs is appropriate and is deemed to fully satisfy the Debtors’ obligations under section 365(b) of the Bankruptcy Code. Accordingly, all of the requirements of sections 365(b) and 365(f) of the Bankruptcy Code have been satisfied for the assumption and the assignment by the applicable Debtor to the Buyer of each of the Purchased Contracts. To the extent any Purchased Contract is not an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code, it shall be transferred to the Buyer in accordance with the terms of this Order.

XIII.	Not a Sub Rosa Plan.

EE.          The Sale does not constitute a sub rosa chapter 11 plan or an element of such plan for which approval has been sought without the protection that a disclosure statement would afford. The Sale neither impermissibly restructures the rights of any Debtor’s creditors nor impermissibly dictates a liquidating plan for any Debtor.

XIV.	Necessity of Order.

FF.          The Buyer would not have entered into the Stalking Horse APA and would not consummate the Sale without all of the relief provided for in this Order. The consummation of the Sale pursuant to this Order and the Stalking Horse APA is necessary for the Debtors to maximize the value of their estates and make cash distributions to creditors as swiftly as possible for the benefit of the Debtors, their estates and creditors, and all other parties in interest.

XV.	Compelling Circumstances for an Immediate Sale.

GG.          The Debtors’ decision to enter into the Stalking Horse APA and to consummate the Sale represents an exercise of sound business judgment. The Debtors have demonstrated both (i) good, sufficient, and sound business purposes and justifications for approving the Stalking Horse APA and (ii) compelling circumstances for the immediate approval and consummation of the Sale contemplated by the Stalking Horse APA and the Ancillary Agreements outside the ordinary course of business, pursuant to section 363(b) of the Bankruptcy Code before, and outside of, a plan of reorganization or liquidation, in that the prompt consummation of the Sale to the Buyer is necessary and appropriate to maximize the value of the Debtors’ estates and to expedite cash distributions to creditors. Accordingly, there is cause to lift the stay contemplated by Bankruptcy Rules 6004 and 6006 with respect to the transactions contemplated by this Order.

XVI.	Final Order.

HH.        This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h), 6006(d), and 7062, and to the extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Order and expressly directs entry of judgment as set forth herein.

THE COURT HEREBY ORDERS THAT:

I.	General Provisions.

1.            The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to these Chapter 11 Cases pursuant to Bankruptcy Rule 9014. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the conclusions of law constitute findings of fact, they are adopted as such.

2.            The Motion and the relief requested therein is granted and approved, and the transactions contemplated in the Motion, the Stalking Horse APA, and the Ancillary Agreements are approved, in each case as set forth herein and on the record of the Sale Hearing, which is incorporated herein as if fully set forth in this Order.

3.            All objections to, reservations of rights regarding, or other responses to the Motion or the relief requested therein, the Stalking Horse APA, each Ancillary Agreement, the Sale, the entry of this Order, or the relief granted herein, including any objections to Cure Costs or the assumption and/or assignment of any of the Purchased Contracts, that have not been withdrawn, waived, or settled, or that have not otherwise been resolved pursuant to the terms hereof, as announced to the Court at the Sale Hearing, or by stipulation filed with the Court, are hereby denied and overruled on the merits with prejudice. Those parties who did not timely object to the Motion or the entry of this Order, or who withdrew their objections thereto, are deemed to have consented to the relief granted herein for all purposes, including without limitation, pursuant to section 363(f)(2) of the Bankruptcy Code.

4.            The Court’s findings of fact and conclusions of law in the Bidding Procedures Order are incorporated herein by reference as if fully set forth in this Order.

II.	Approval of the Stalking Horse APA.

5.            The Stalking Horse APA and the Ancillary Agreements, including, in each case, any amendments, supplements, and modifications thereto, and all of the terms and conditions thereof, are hereby approved.

6.            The consideration to be paid by the Buyer for the Purchased Assets pursuant to the Stalking Horse APA, consisting of (a) a cash payment at the Closing of $57,500,000 (the “Upfront Payment”), less the Deposit (together with any investment interest thereon) and, to the extent Cure Costs are paid by the Buyer, less the excess, if any, of the Cure Costs over $2,500,000 (the “Cure Costs Cap”), (b) a Development Milestone Payment, contingent on and subject to the achievement of an applicable Development Milestone Event, (c) Commercial Milestone Payments, contingent on and subject to the achievement of applicable Commercial Milestone Events, (d) the assumption of the Assumed Liabilities, and (e) cash equal to the Cure Costs (which shall not exceed the Cure Costs Cap), is hereby approved and constitutes fair and reasonable consideration and reasonably equivalent value for the Purchased Assets.

7.            At the Closing, the Debtors and the Buyer are authorized and directed to deliver Joint Written Instructions to the Escrow Agent directing the release of the Deposit to the Sellers, and the Deposit shall be credited against the Upfront Payment, in each case in accordance with the Stalking Horse APA. The Buyer’s obligation to pay any Milestone Payment shall arise only upon and after the Closing and the first achievement of the applicable Milestone Event, in each case in accordance with the terms of the Stalking Horse APA.

8.            The Buyer is authorized to designate one or more of its Affiliates to acquire title to all or any portion of the Purchased Assets, including any Purchased Regulatory Approvals, and to transfer or assign its rights and obligations under the Stalking Horse APA to one or more of its Affiliates in accordance with the terms thereof; provided that no such designation, transfer, or assignment shall relieve the Buyer of its obligations thereunder, and each such designee or assignee shall be entitled to all of the rights, benefits, privileges, and protections afforded to the Buyer under this Order.

9.            Pursuant to sections 105(a), 363, and 365 of the Bankruptcy Code, the Debtors are authorized and empowered to take any and all actions necessary or appropriate to (a) consummate the Sale pursuant to and in accordance with the terms and conditions of the Stalking Horse APA and the Ancillary Agreements, (b) close the Sale as contemplated in the Stalking Horse APA and this Order, and (c) execute and deliver, perform under, consummate, implement, and take any and all other acts or actions as may be reasonably necessary or appropriate to the performance of their obligations as contemplated by the Stalking Horse APA or the Ancillary Agreements, including the assumption and assignment to the Buyer of the Purchased Contracts and the Assumed Liabilities, in each case without further notice to or order of this Court and including any actions that otherwise would require further approval by the Counterparties, shareholders, members, or boards of directors or managers, or similar governing bodies, as the case may be, without the need of obtaining such approvals, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Stalking Horse APA, the Ancillary Agreements, and the Sale. The Debtors are further authorized to pay, without further order of this Court, whether before, at, or after the Closing, any amounts that become payable by the Debtors pursuant to the Stalking Horse APA or any Ancillary Agreement, together with other fees and expenses approved by the Court.

10.            The Stalking Horse APA, the Ancillary Agreements, and this Order shall be binding in all respects upon the Debtors, their estates, all creditors, all holders of equity interests in any Debtor, all holders of Claims (whether known or unknown) against the Debtors, all holders of Liens (as defined below) or other Interests against, in, or on all or any portion of the Purchased Assets, all counterparties to any executory contract or unexpired lease of the Debtors (including all Counterparties), the Buyer, and all successors and assigns of each of the foregoing, including, without limitation, any trustee subsequently appointed in these Chapter 11 Cases or upon a conversion of these Chapter 11 Cases to cases under chapter 7 under the Bankruptcy Code, and any Person seeking to assert rights on behalf of any of the foregoing or that belong to the Debtors’ estates. Neither the Sale nor the Stalking Horse APA shall be subject to rejection or avoidance under any circumstance. For the avoidance of doubt, the Debtors’ inability to satisfy in full all administrative expense claims of the Debtors’ estates shall not be a basis for termination, rejection, or avoidance (as applicable) of the Stalking Horse APA or sale transaction.

III.	Transfer of the Purchased Assets.

11.            Pursuant to sections 105(a), 363(b), 363(f), 365(b), and 365(f) of the Bankruptcy Code, the Debtors shall transfer the Purchased Assets, including, but not limited to, the Purchased Contracts, to the Buyer in accordance with the terms of the Stalking Horse APA; such transfer shall constitute a legal, valid, binding, and effective transfer of such Purchased Assets; and the Buyer shall take title to and possession of such Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities). Any and all valid and perfected Interests in the Purchased Assets shall attach solely to the net proceeds of the Sale with the same validity, force, and effect, if any, and in the same order of priority, that they have now as against the Purchased Assets, subject to any rights, claims, and defenses the Debtors or their estates, as applicable, may possess with respect thereto.

12.            The transfer of the Purchased Assets to the Buyer in accordance with the terms of the Stalking Horse APA will be a legal, valid, enforceable, and effective sale and transfer of the Purchased Assets and the Assumed Liabilities and (i) will vest the Buyer with all legal, equitable, and beneficial right, title, and interest of the Debtors to the Purchased Assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities) of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor or other Liabilities, and (ii) will render the Buyer fully liable for any and all Assumed Liabilities, and assumption of any Assumed Liabilities by the Buyer shall constitute a legal, valid, and effective delegation of any Assumed Liabilities to the Buyer and shall divest the Debtors of all liability with respect to any Assumed Liabilities. Notwithstanding anything to the contrary in this Order or the Stalking Horse APA, upon the Closing, no Person shall be permitted to commence or continue, and all such Persons are hereby barred, estopped and permanently enjoined from commencing or continuing, any action against, or seeking payment from, the Debtors or their Affiliates with respect to the Assumed Liabilities, other than with respect to any administrative action necessary to change the applicable party in any proceeding from the Debtors or their Affiliates to the Buyer.

13.            The transfer of each of the Purchased Assets to the Buyer will be a legal, valid, and effective transfer of the Purchased Assets, which transfer vests or will vest the Buyer with all right, title, and interest to the Purchased Assets free and clear of (i) all liens (including any liens as that term is defined in section 101(37) of the Bankruptcy Code) and Encumbrances (as defined in the Stalking Horse APA) relating to, accruing, or arising any time prior to the Closing Date (collectively, the “Liens”), and (ii) all debts (as that term is defined in section 101(12) of the Bankruptcy Code) arising under, relating to, or in connection with any act of the Debtors or claims (as that term is defined in section 101(5) of the Bankruptcy Code), liabilities, obligations, demands, guaranties, options in favor of third parties, rights, contractual commitments, restrictions, interests, mortgages, hypothecations, charges, indentures, loan agreements, instruments, collective bargaining agreements, leases, licenses, deeds of trust, security interests or similar interests, conditional sale or other title retention agreements and other similar impositions, restrictions on transfer or use, pledges, judgments, claims for reimbursement, contribution, indemnity, exoneration, infringement, products liability, alter ego liability, suits, credits, allowances, options, limitations, causes of action, choses in action, rights of first refusal or first offer, rebate, chargeback, credit, or return, proxy, voting trust or agreement or transfer restriction under any shareholder or similar agreement or encumbrance, easements, rights of way, encroachments, and matters of any kind and nature, whether arising prior to or subsequent to the Petition Date, whether known or unknown, legal or equitable, matured or unmatured, contingent or noncontingent, liquidated or unliquidated, asserted or unasserted, whether imposed by agreement, understanding, law, equity, or otherwise (including, without limitation, rights with respect to Claims (as defined below) and liens (A) that purport to give to any party a right or option to effect a setoff (to the extent not taken prepetition) against, or a right or option to effect any forfeiture, modification, profit sharing interest, right of first refusal, purchase or repurchase right or option, or termination of, any of the Debtors’ or the Buyer’s interests in the Purchased Assets, or any similar rights, if any, or (B) in respect of taxes, restrictions, rights of first refusal, charges of interests of any kind or nature, if any, including without limitation, any restriction of use, voting, transfer, receipt of income, or other exercise of any attribute of ownership) (collectively, as defined in this clause (ii), the “Claims,” and together with the Liens and any other interests of any kind or nature whatsoever, the “Interests”), relating to, accruing, or arising any time prior to the Closing Date, with the exception of the Permitted Encumbrances and the Assumed Liabilities, which Permitted Encumbrances and Assumed Liabilities are not sold free and clear of, and shall be assumed by the Buyer, pursuant to this Order or the Stalking Horse APA.

14.            Except as expressly assumed by the Buyer under the Stalking Horse APA, the transfer of the Purchased Assets to the Buyer and the assignment to the Buyer of the Purchased Contracts will not subject the Buyer to any liability whatsoever which may become due or owing under the Purchased Contracts prior to the Closing Date, or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, or foreign jurisdiction, based, in whole or in part, directly or indirectly, on any theory of law or equity, including any successor or other liabilities.

15.            The Stalking Horse APA and the Ancillary Agreements are valid and binding contracts between the Debtors and the Buyer and shall be enforceable pursuant to their terms. The Stalking Horse APA, the Ancillary Agreements, the Sale, and the consummation thereof shall be specifically enforceable against and binding upon (without posting any bond) the Debtors and any chapter 7 or chapter 11 trustee appointed in these Chapter 11 Cases, or any converted or successor cases, and shall not be subject to rejection or avoidance by the foregoing parties or any other Person. The Stalking Horse APA and the Ancillary Agreements were not entered into for the purpose of hindering, delaying, or defrauding creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia, or foreign jurisdiction. As demonstrated by the Chung Declarations, the consideration provided by the Buyer for the Purchased Assets pursuant to the Stalking Horse APA (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets, (iii) will provide a greater recovery for the Debtors’ creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia, and any foreign jurisdiction (including the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transactions Act, the Uniform Fraudulent Transfer Act, and similar laws and acts). Neither the Debtors nor the Buyer is entering into the transactions contemplated by the Stalking Horse APA with any fraudulent or otherwise improper purpose, including for the purpose of statutory and common-law fraudulent conveyance and fraudulent transfer.

16.            Each and every federal, state, local, and other governmental agency, governmental department, filing agent, filing officer, title agent, recording agency, secretary of state, federal, state, and local official, and any other persons and entity who may be required by operation of law, the duties of their office or contract, to accept, file, register, or otherwise record or release any documents or instruments or who may be required to report or insure any title in or to the Purchased Assets, is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Sale contemplated by the Stalking Horse APA. Neither the Debtors nor the Buyer shall be required to execute or file releases, termination statements, assignments, consents, or other instruments or documents in order to effectuate, consummate, and implement the provisions of this Order. The Buyer may, but shall not be required to, file a certified copy of this Order in any filing or recording office in any federal, state, county, or other territory or jurisdiction in which any of the Debtors or their Affiliates is incorporated or has real or personal property, or with any other appropriate clerk or recorded with any other appropriate recorder, and such filing or recording shall be accepted and shall be sufficient to release, discharge, and terminate any of the Interests as they relate to the Purchased Assets as set forth in this Order as of the Closing Date.

17.            On the Closing Date, each of the Debtors’ creditors is authorized to execute such documents and take all other actions as may be reasonably necessary to release its Liens, if any, in the Purchased Assets, as such Liens may otherwise exist. If any Person that has filed a financing statement, mortgage, mechanic’s lien, lis pendens, or other statement, document, or agreement evidencing an Interest in any portion of the Purchased Assets (other than statements or documents with respect to Permitted Encumbrances and Assumed Liabilities) shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases, and/or other similar documents necessary for the purpose of documenting the release of all Interests that such Person has in the Purchased Assets, then (i) the Debtors are hereby authorized to execute and file such statements, instruments, releases, and/or other similar documents on behalf of such Person with respect to the Purchased Assets, (ii) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Order that, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Interests of any kind or nature in the Purchased Assets, and (iii) the Buyer may seek in this Court, or any other court of appropriate jurisdiction, to compel the appropriate parties to execute termination statements, instruments of satisfaction, releases, and/or other similar documents with respect to all Interests that such Person has in the Purchased Assets. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office.

18.            The Debtors and the Buyer shall have no obligation to proceed with the Closing until all conditions precedent to its obligations to proceed have been met, satisfied, or waived in accordance with the terms of the Stalking Horse APA.

19.            Unless the Buyer otherwise consents, all Persons that are in or come into possession of any portion of the Purchased Assets, at any time prior to the Closing Date, are hereby directed to surrender possession of such Purchased Assets to the Buyer on the Closing Date, or at such time thereafter as the Buyer may request. Subject to the terms of this Order, all Persons are hereby forever prohibited and enjoined from taking any action that would adversely affect or interfere with the ability of the Debtors to sell and transfer the Purchased Assets to the Buyer in accordance with the terms of the Stalking Horse APA and this Order.

20.            This Order is and shall be binding upon and govern the acts of all Persons (including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons or entities) who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing Persons shall accept for filing any and all of the documents and instruments necessary and appropriate to release, discharge, and terminate any of the Interests or to otherwise consummate the transactions contemplated by the Stalking Horse APA and this Order.

21.            To the maximum extent permitted under applicable law, the Buyer shall be authorized, as of the Closing Date, to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Purchased Assets, and all such licenses, permits, registrations, and governmental authorizations or approvals are deemed to have been, and hereby are, directed to be transferred to the Buyer as of the Closing Date. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may deny, revoke, suspend, or refuse to renew any permit, license, or similar grant relating to the operation of the Purchased Assets on account of the filing or pendency of these Chapter 11 Cases or the consummation of the transactions contemplated by the Stalking Horse APA, including the Sale and the assumption and assignment of the Purchased Contracts. To the extent any license or permit necessary for the operation of the business of the Debtors is determined not to be an executory contract assumable and assignable under section 365 of the Bankruptcy Code or otherwise transferable to the Buyer, the Buyer may apply for and obtain any necessary license or permit promptly and the Debtors are hereby authorized to cooperate with the Buyer in connection with any such application as the Buyer deems reasonably necessary or desirable, pursuant to the provisions of the Stalking Horse APA.

22.            Notwithstanding anything to the contrary herein, as of or following the Closing Date, as applicable, the Buyer shall assume, discharge, perform, or otherwise satisfy or address the Assumed Liabilities, subject to the terms of the Stalking Horse APA.

23.            Effective as of the Closing, the Purchased Regulatory Approvals shall be transferred and assigned to the Buyer or its designated Affiliate, and the Debtors and the Buyer are authorized and directed to execute and deliver the Regulatory Approval Transfer Documentation and to make all filings with the FDA and any other applicable Governmental Authority necessary to effect such transfer, in each case in accordance with the Stalking Horse APA. Following such transfer, no Debtor shall retain any rights in any Purchased Regulatory Approval.

24.            Notwithstanding anything to the contrary herein, the Buyer is not assuming, and shall have no liability or obligation with respect to, the sponsorship of or any Liability under any Plan or any other compensation or benefit plan, program, policy, contract, agreement, or arrangement of the Debtors, or any Liability with respect to any current or former employee or other individual service provider of the Debtors, except for Liabilities with respect to the employment of Continuing Employees arising on and after the date such Continuing Employees actually commence employment with the Buyer or its Affiliates. Each Debtor is hereby barred and permanently enjoined from enforcing any non-competition, non-solicitation, non-disclosure, or similar restrictive covenant against any Continuing Employee, the Buyer, or any of the Buyer’s Affiliates in respect of the provision of services to the Buyer or its Affiliates following the Closing, and such agreements shall be assigned to the Buyer or its applicable Affiliate as of the Closing to the extent provided in the Stalking Horse APA. Each Employee Proprietary Information and Inventions Assignment Agreement (or similar confidentiality, proprietary information, and invention assignment agreement) between Debtor BioXcel Therapeutics, Inc. and any current or former employee of such Debtor, whether or not a Continuing Employee (each, a “PIIA”), shall remain in full force and effect, and shall be enforceable by the Buyer with respect to the Purchased Assets as of the Closing and shall be deemed a Purchased Asset under the Asset Purchase Agreement pursuant to section 363 of the Bankruptcy Code. Effective as of the Closing, the Buyer, as assignee of the Purchased Assets, shall be fully and irrevocably vested with the right to enforce each PIIA, including the confidentiality, intellectual property assignment, and related covenants set forth therein, directly against the current or former employee bound thereby, whether or not a Continuing Employee, in each case to the same extent such Debtor could have enforced such PIIA had the Sale not occurred. For the avoidance of doubt, the Buyer’s right to enforce a PIIA against a non-Continuing Employee or former employee pursuant to this paragraph does not render the Buyer liable for any Liability with respect to the employment of such non-Continuing Employee or former employee, which remains excluded pursuant to the first sentence of this paragraph. The Debtor shall retain the right to enforce each PIIA, provided that such enforcement does not interfere with the rights of the Buyer granted herein and pursuant to the Asset Purchase Agreement. To the extent any PIIA is determined by the Bankruptcy Court to be an executory contract pursuant to section 365 of the Bankruptcy Code, the Buyer reserves all rights with respect thereto, including, but not limited to, whether to designate any PIIA as a Purchased Contract, designate any PIIA as an Excluded Contract, and to contest any asserted cure amount, all in accordance with the Asset Purchase Agreement (including the Buyer’s obligations to pay all Cure Costs up to the Cure Cost Cap, and the Debtors’ obligations to pay all Cure Costs above the Cure Cost Cap), even if such determination occurs post-Closing.

IV.	Assumption and Assignment of Purchased Contracts.

25.            Pursuant to sections 105(a), 363, and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing of the Sale, the applicable Debtors’ assumption and assignment, to the Buyer, and the Buyer’s acceptance of, the Purchased Contracts, on the terms set forth in the Stalking Horse APA, is hereby approved, and the requirements of sections 365(b)(1) and 365(f)(2) with respect thereto are hereby found and deemed to be satisfied.

26.            The Debtors are hereby authorized to (a) assume and assign to the Buyer, effective upon the Closing Date, the Purchased Contracts free and clear of all Interests and (b) execute and deliver to the Buyer such documents or other instruments as the Buyer deems necessary to assign and transfer the Purchased Contracts to the Buyer.

27.            With respect to the Purchased Contracts, and with respect to the Sale of the Purchased Assets to the Buyer: (a) the Debtors may assume each of the Purchased Contracts in accordance with section 365 of the Bankruptcy Code; (b) the Debtors may assign each Purchased Contract in accordance with the Stalking Horse APA and sections 363 and 365 of the Bankruptcy Code, and, to the extent provided in section 365 of the Bankruptcy Code, such assignment may occur notwithstanding and without giving effect to any provisions in any Purchased Contract that prohibit or condition the assignment of such Purchased Contract or allow the party to such Purchased Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Purchased Contract, which provisions constitute unenforceable anti-assignment or ipso facto provisions which are void and of no force and effect; (c) all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment, as applicable, to the Buyer of each Purchased Contract have been satisfied; and (d) effective upon the Closing Date, the Purchased Contracts shall be transferred and assigned to, and from and following the Closing Date remain in full force and effect for the benefit of, the Buyer, notwithstanding any provision in any Purchased Contract that prohibits, restricts, or conditions such assignment or transfer and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Purchased Contracts after such assumption and assignment to the Buyer. For the avoidance of doubt, the Buyer shall be responsible for obligations arising under Purchased Contracts solely to the extent provided for in the Stalking Horse APA. To the extent any provision in any Purchased Contract assumed and assigned pursuant to this Order (i) prohibits, restricts, or conditions, or purports to prohibit, restrict, or condition, such assumption and assignment or assignment (including, without limitation, any “change of control” provision), or (ii) is modified, breached, or terminated, or deemed modified, breached, or terminated by any of the following: (A) the commencement of these Chapter 11 Cases, (B) the insolvency or financial condition of any of the Debtors at any time before the closing of these Chapter 11 Cases, (C) the Debtors’ assumption and/or assignment of such Purchased Contract, (D) a change of control or similar occurrence, or (E) the consummation of the Sale, then such provision shall be deemed modified so as not to entitle the non-Debtor party thereto to prohibit, restrict, or condition such assumption and assignment or assignment, to modify, terminate, or declare a breach or default under such Purchased Contract, or to exercise any other default-related rights or remedies with respect thereto. With respect to the Sale of the Purchased Assets to the Buyer, all such provisions constitute unenforceable anti-assignment or ipso facto provisions that are void and of no force and effect pursuant to sections 365(b), 365(e), and 365(f) of the Bankruptcy Code.

28.            All defaults or other obligations of the Debtors under the Purchased Contracts arising or accruing prior to the Closing Date, or required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Purchased Contracts, shall be cured by the Debtors or the Buyer, as applicable, to the extent set forth in the Stalking Horse APA and this Order.

29.            All requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to the Buyer of the Purchased Contracts have been satisfied. Each of the Purchased Contracts shall be deemed to be valid and binding and in full force and effect and enforceable in accordance with their terms as of the Closing Date, subject to any amendments or modifications agreed to between a Counterparty and the Buyer. Upon the Closing Date, in accordance with sections 363 and 365 of the Bankruptcy Code, the Buyer shall be fully and irrevocably vested with all right, title, and interest of the Debtors in and under the Purchased Contracts and each Purchased Contract shall be fully enforceable by the Buyer in accordance with its respective terms and conditions, except as limited or modified by this Order. To the extent provided in the Stalking Horse APA, the Debtors shall cooperate with, and take all actions reasonably requested by, the Buyer to effectuate the foregoing.

30.            Upon payment of the Cure Costs pursuant to the terms hereof and the Stalking Horse APA, and the Debtors’ assignment of the Purchased Contracts to the Buyer under the provisions of this Order, no default or other obligations arising prior to the Closing Date shall exist under any Purchased Contract, and each Counterparty is forever barred, estopped, and permanently enjoined from (a) declaring a default by the Debtors or the Buyer under such Purchased Contract based on acts or occurrences arising prior to or existing as of the Closing Date, (b) raising or asserting against the Debtors or the Buyer, or the property of either of them, any assignment fee, default, breach, or claim of pecuniary loss, or condition to assignment, arising under or related to the Purchased Contracts, or (c) taking any other action against the Buyer as a result of any Debtor’s financial condition, bankruptcy, or failure to perform any of its obligations under the relevant Purchased Contract. Each Counterparty hereby is also forever barred, estopped, and permanently enjoined from (i) asserting against the Debtors or the Buyer, or the property of any of them, any default or Claim arising out of any indemnity or other obligation or warranties for acts or occurrences arising prior to or existing as of the Closing Date, and (ii) imposing or charging against Buyer or its Affiliates any rent accelerations, assignment fees, increases, or any other fees as a result of the Debtors’ assumption and assignment to Buyer of the Purchased Contracts.

31.            Subject to the terms and conditions of the Stalking Horse APA, and upon the Closing Date, the Debtors shall have: (i) to the extent necessary, cured or provided adequate assurance of cure of, any default existing prior to the date hereof under the Purchased Contracts, within the meaning of sections 365(b)(1)(A) and 365(f)(2)(A) of the Bankruptcy Code and (ii) to the extent necessary, provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under the Purchased Contracts, within the meaning of sections 365(b)(1)(B) and 365(f)(2)(B) of the Bankruptcy Code. The Debtors’ and Buyer’s obligations to pay the Cure Costs under the Stalking Horse APA and the Buyer’s agreement to perform the obligations under the Purchased Contracts in accordance with the terms of the Stalking Horse APA shall constitute adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code to the extent that any such assurance is required and not waived by the Counterparties.

32.            To the furthest extent permitted by law, any party that may have had the right to consent to the assumption or assignment of a Purchased Contract is deemed to have consented to such assumption and assignment or assignment for purposes of section 365(e)(2)(A)(ii) of the Bankruptcy Code if such party failed to timely object to the assumption or assignment of such Purchased Contract in accordance with the Bidding Procedures Order, and the Buyer shall be deemed to have demonstrated adequate assurance of future performance with respect to such Purchased Contract pursuant to sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code. Any counterparty to an applicable Purchased Contract that may be assumed and assigned to the Buyer who has not timely filed and served an objection shall be barred from objecting, or asserting monetary or non-monetary defaults, with respect to any such applicable Purchased Contract, and such applicable Purchased Contract, if designated as a Purchased Contract in accordance with the terms of the Stalking Horse APA, shall be deemed assumed by the Debtors and assigned to the Buyer on the Closing Date pursuant to this Order.

33.            To the extent a Counterparty failed to timely object to the Cure Costs for any applicable Purchased Contract in accordance with the Bidding Procedures Order, such Cure Costs shall be deemed to be finally determined and any such counterparty shall be prohibited from challenging, objecting to, or denying the validity and finality of the Cure Costs at any time.

34.            The requirements of Bankruptcy Rule 6006(f)(6) are hereby waived, for cause shown, with respect to the Motion and the relief requested therein.

35.            Upon and as of the Closing Date, the Buyer shall be deemed to be substituted for the applicable Debtor as a party to the applicable Purchased Contracts and the Debtors shall be relieved, pursuant to section 365(k) of the Bankruptcy Code, from any further liability under the Purchased Contracts.

36.            The Counterparties shall cooperate and expeditiously execute and deliver, upon the reasonable requests of the Buyer, any instruments, applications, consents, or other documents that may be required or requested by any public authority or other party or entity to effectuate the applicable transfers in connection with the Sale of the Purchased Assets.

37.            From the date of the entry of the Order, the Debtors may, with the express prior written consent of the Buyer, settle objections to assumption and assignment of any applicable Purchased Contract, including to proposed Cure Costs, without, except as required herein, any further notice to or action by any party or order of the Court (including by paying any agreed Cure Cost). Unless the Court orders otherwise, contemporaneously with the resolution of any such objection, the executory contract or unexpired lease underlying such objection shall be deemed a Purchased Contract without the necessity of obtaining any further order of the Court.

38.            Notwithstanding anything to the contrary herein, no executory contract or unexpired lease as to which a Counterparty timely files and serves an objection shall be considered a Purchased Contract under this Order unless and until any timely objection to the assumption and assignment of such executory contract or unexpired lease has been resolved or overruled in accordance with the procedures set forth in the Bidding Procedures Order.

39.            The Buyer or Debtors, as applicable, shall pay the Cure Costs pursuant to the terms of the Stalking Horse APA, with respect to each Purchased Contract at the Closing (or, with respect to any Purchased Contract that is assigned following the Closing, on or prior to the date of such assignment). The Buyer may elect, upon written notice to the Debtors delivered no later than two (2) Business Days prior to the Closing Date, to satisfy such obligation by either (a) paying such Cure Costs directly to the applicable Counterparties or (b) providing such funds to the Debtors for disbursement to the applicable Counterparties on the Buyer’s behalf, in which case the Debtors shall disburse such funds to the applicable Counterparties within two (2) Business Days following receipt thereof and shall provide the Buyer with reasonable evidence of such disbursement.

40.            Notwithstanding the occurrence of the Closing, the Debtors are authorized and directed to assume and assign to the Buyer any Available Contract that remains a Disputed Contract as of the Closing, effective upon the resolution of the applicable dispute and the Buyer’s designation of such Contract as a Purchased Contract in accordance with the Stalking Horse APA, in each case without further notice to or order of this Court and with the same force and effect as if such Contract had been assumed and assigned as of the Closing Date. The Buyer’s right, in its sole discretion and in accordance with the Stalking Horse APA, to designate additional Contracts as Purchased Contracts or to remove Contracts from the Purchased Contracts prior to the Designation Deadline, in each case without any adjustment to the Purchase Price, is hereby approved.

41.            All Available Contracts that Buyer does not designate as Purchased Contracts pursuant to the Stalking Horse APA shall not constitute Purchased Contracts or Purchased Assets and shall automatically be deemed Excluded Contracts; provided, however, that if there is a Cure Cost dispute with respect to an Available Contract or any other dispute as to the assumption or assignment of such Available Contract (such Available Contract, a “Disputed Contract”) that has not been resolved to the satisfaction of Buyer prior to two (2) Business Days prior to Closing (the “Designation Deadline”), then the Designation Deadline shall be extended (but only with respect to such Disputed Contract) to no later than the earlier of (A) the date on which such Available Contract is deemed rejected by operation of section 365 of the Bankruptcy Code, and (B) the date upon which such dispute is finally determined by the Bankruptcy Court or mutually resolved by the Sellers and any counterparty to such Disputed Contract, which resolution shall be approved by Buyer in its sole discretion (the “Extended Contract Period”). If a Designation Notice with respect to a Disputed Contract is not delivered by Buyer in writing by the date which is ten (10) Business Days following the expiration of such Extended Contract Period, such Disputed Contract shall not constitute a Purchased Contract or Purchased Asset.

42.            Nothing in this Order, the Motion, or any other notice or any other document is or shall be deemed an admission by the Debtors or the Buyer that any contract is an executory contract or must be assumed and assigned pursuant to the Stalking Horse APA or in order to consummate the Sale.

V.	No Successor Liability; Prohibition of Actions Against the Buyer.

43.            The Buyer is not a “successor” to, a mere continuation of, or an alter ego of, any of the Debtors or their estates, and there is no continuity of enterprise or common identity between the Buyer and the Debtors by reason of any theory of law or equity. Neither the purchase of the Purchased Assets by the Buyer nor the fact that the Buyer is using any of the Purchased Assets previously operated by the Debtors will cause the Buyer to be deemed a successor to, combination of, or alter ego of, in any respect, any of the Debtors or the Debtors’ businesses, or incur any liability derived therefrom within the meaning of any foreign, federal, state, or local revenue, pension, ERISA, tax, antitrust, environmental, labor law (including any WARN Act), employment or benefits law, de facto merger, business continuation, substantial continuity, successor, vicarious, alter ego, derivative, transferee, veil piercing, escheat, continuity of enterprise, mere continuation, product line, or other law, rule, regulation (including filing requirements under any such laws, rules, or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule, or regulation or doctrine, whether now known or unknown, now existing or hereafter arising, whether fixed or contingent, whether asserted or unasserted, whether legal or equitable, whether matured or unmatured, whether contingent or noncontingent, whether liquidated or unliquidated, whether arising prior to or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity, or otherwise, including, but not limited to, liabilities on account of warranties, intercompany loans, and receivables among the Debtors, and any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the cancellation of debt of the Debtors or their Affiliates, or in any way relating to the operation of any of the Purchased Assets or ratings experience of the Debtors prior to the Closing Date, in each case other than the Permitted Encumbrances and Assumed Liabilities.

44.            Except with respect to the Permitted Encumbrances and Assumed Liabilities, the Buyer shall not have, assume, or be deemed to assume, or in any way be responsible for, any liability or obligation of any of the Debtors or their estates, or any of the Debtors’ predecessors or Affiliates with respect to the Purchased Assets or otherwise. Without limiting the generality of the foregoing, and except as otherwise specifically agreed in the Stalking Horse APA, the Buyer shall not have any liability, responsibility, or obligation for any Interests of the Debtors or their estates, including any claims, liabilities, or other obligations related to the Purchased Assets, including, for the avoidance of doubt, and without limiting the generality of the foregoing, any successor or other liabilities, which may become due or owing (a) prior to the Closing Date or (b) from and after the Closing Date but which arise out of or relate to any act, omission, circumstance, breach, default, or other event occurring prior to the Closing Date.

45.            Except with respect to the Permitted Encumbrances and Assumed Liabilities or as otherwise specifically set forth in the Stalking Horse APA, all Persons (including but not limited to, all debt holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade creditors, litigation claimants, contract counterparties, customers, landlords, licensors, employees), and other holders of Interests against or in any of the Debtors or any portion of the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, known or unknown, contingent or noncontingent, liquidated or unliquidated, senior or subordinate, asserted or unasserted, whether arising prior to or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity, or otherwise), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the operation of the Debtors’ business prior to the Closing, or the transfer of the Purchased Assets to the Buyer (including without limitation any successor or other liabilities or rights or claims based thereon) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing against the Buyer, any of the Buyer’s Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including, without limitation, the Purchased Assets, the Interests of any kind or nature whatsoever such Person had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Purchased Assets, including, without limitation, the following actions: (a) commencing or continuing in any manner any action or other proceeding, the employment of process, or any act (whether in law or equity, in any judicial, administrative, arbitral, or other proceeding) against the Buyer, the Buyer’s Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including the Purchased Assets; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Buyer, any of the Buyer’s Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including the Purchased Assets; (c) creating, perfecting, or enforcing any Interest against the Buyer, any of the Buyer’s Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including the Purchased Assets; (d) asserting any setoff (to the extent not taken prepetition), or right of subrogation, of any kind against any obligation due the Buyer, any of its Affiliates or Subsidiaries, or any of their respective officers, directors, partners, principals, direct and indirect shareholders, professionals, or representatives, successors, or assigns, or their respective assets or properties, including the Purchased Assets; (e) commencing or continuing any action, in any manner or place, that does not comply or is inconsistent with the provisions of this Order or other orders of the Court, or the agreements or actions contemplated or taken in respect thereof; or (f) to the extent prohibited by section 525 of the Bankruptcy Code, revoking, terminating, or failing or refusing to transfer or renew any license, permit, or authorization to operate any of the Purchased Assets or conduct any of the businesses operated with the Purchased Assets.

46.            Except as provided in the Stalking Horse APA and except with respect to the Permitted Encumbrances and Assumed Liabilities and without limiting other applicable provisions of this Order, the Buyer is not, by virtue of the consummation of the Sale, assuming, nor shall it be liable or responsible for any liabilities, debts, commitments, or obligations (whether known or unknown, disclosed or undisclosed, absolute, contingent, inchoate, fixed, or otherwise) in any way whatsoever relating to or arising from the Debtors, the Purchased Assets, or the Debtors’ operation of their businesses or use of the Purchased Assets on or prior to the Closing Date or any such liabilities, debts, commitments, or obligations that in any way whatsoever relate to periods on or prior to the Closing Date or are to be observed, paid, discharged, or performed on or prior to the Closing Date (in each case, including, without limitation, Successor or Other Liabilities and any liabilities that result from, relate to, or arise out of tort or product liability claims), or any liabilities calculable by reference to the Debtors or their assets or operations (including, without limitation, by reference to the Debtors’ experience or similar ratings), or relating to continuing conditions existing on or prior to the Closing Date, including with respect to any of the Debtors’ predecessors or Affiliates, which liabilities, debts, commitments, and obligations are hereby extinguished insofar as they may give rise to Successor or Other Liability.

VI.	Releases.

47.            Effective as of the Closing, each of the Sellers on their own behalf and on behalf of their past, present, and future predecessors, successors and assigns hereby unconditionally, irrevocably, and fully forever releases, remises, acquits, relinquishes, irrevocably waives, and discharges, in its capacity as buyer of the Purchased Assets, the Buyer and each of its and their respective predecessors, successors, assigns, Subsidiaries and Affiliates, and each of their respective former, current or future, direct or indirect, equity holders, officers, employees, directors, agents, advisory board members, representatives, owners, members, partners, employees, management companies, direct and indirect parent entities, “controlling persons” (within the meaning of federal securities law), heirs, administrators and executors, financial advisors, legal advisors, shareholders, managers, principals, consultants, accountants, attorneys, actuaries, investment bankers and other professionals in each case acting in such capacity whether current or former, as applicable (collectively, the “Buyer Released Persons”), of and from any and all Claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, franchises, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, foreseen or unforeseen, accrued, unaccrued, fixed, contingent, liquidated or unliquidated, secured or unsecured, direct or derivative, matured or unmatured, pending, or threatened, including all legal and equitable theories of recovery, arising under common law, statute, or regulation or by contract or otherwise, including any derivative claims asserted or assertable on behalf of any of the Sellers, each of the Sellers Released Persons and Buyer Released Persons, of every nature and description that exist on the date hereof or that such Person would have been legally entitled to assert (whether individually or collectively) with respect to, based on or relating to, or in any manner arising from, in whole or in part, Purchased Assets, or the Business (including the capital structure, management, ownership or operation thereof), the business operations of the Sellers and the Purchased Assets, actions taken by the Sellers’ boards of directors, the purchase, sale or rescission of any security of the Sellers, the subject matter of the business or contractual arrangements between or among any of the Sellers Released Persons or Buyer Released Persons, the Sellers’ restructuring efforts, the ownership or operation of the Sellers by any Sellers Released Persons, the distribution of any cash or other property of the Sellers to any Sellers Released Persons (as defined below) or Buyer Released Persons, the assertion or enforcement of rights or remedies against the Sellers, the Sellers’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the restructuring transactions and the respective Sale Transactions, entry into the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, any term sheets, any restructuring support agreement, the DIP Loan Documents (as defined in the Final DIP Order), the Stalking Horse APA, the respective Sale Transaction documents or any other documents relating to any of the foregoing created or entered into in connection with the respective Sale Transactions, the respective Stalking Horse APA or the DIP Loan Documents, or any other act or omission, transaction, agreement, conduct, circumstance, event or other occurrence with respect to the foregoing occurring or taking place on or prior to the Closing; provided that nothing herein shall release the Buyer, the Parent, or any assignee or successor, thereof, as applicable, of its obligations under the respective Stalking Horse APA, this Order, and the other respective Sale Transaction documents, or otherwise constitute a release by Seller or any of its Affiliates of any claims that Seller or any of its Affiliates have in the Chapter 11 Cases. Nothing herein or in either Stalking Horse APA shall limit Sellers’ or their respective Affiliates’ rights in the case of actual fraud (but not, for the avoidance of doubt, fraudulent conveyance claims). Effective as of the Closing (with any discrepancy between the release provided in this Order and the respective Stalking Horse APA being controlled by this Order), each of the Sellers on their own behalf and on behalf of their past, present, and future predecessors, successors and assigns, covenants not to sue either Buyer or any Buyer Released Person, or to instigate, initiate, or pursue against any of them, in any manner of judicial or administrative proceeding on such Seller’s own behalf or on behalf of any of the Sellers Released Persons, or any other Person, regarding or in connection with any of the claims released pursuant hereto or the Stalking Horse APA.

48.            Effective as of the Closing, the Buyer on its own behalf and on behalf of its past, present, and future Affiliates, predecessors, successors and assigns hereby unconditionally, irrevocably, and fully forever releases, remises, acquits, relinquishes, irrevocably waives, and discharges, the Sellers and each of their predecessors, successors, assigns, Subsidiaries and Affiliates, and each of their respective former, current or future, direct or indirect, equity holders, officers, employees, directors, agents, advisory board members, representatives, owners, members, partners, employees, management companies, direct and indirect parent entities, “controlling persons” (within the meaning of federal securities law), heirs, administrators and executors, financial advisors, legal advisors, shareholders, managers, principals, consultants, accountants, attorneys, actuaries, investment bankers and other professionals in each case acting in such capacity whether current or former, including in their capacity as directors of any of the Debtors, as applicable (collectively, the “Sellers Released Persons”), of and from any and all Claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, franchises, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, foreseen or unforeseen, accrued, unaccrued, fixed, contingent, liquidated or unliquidated, secured or unsecured, direct or derivative, matured or unmatured, pending, or threatened, including all legal and equitable theories of recovery, arising under common law, statute, or regulation or by contract or otherwise, including any derivative claims asserted or assertable on behalf of the Buyer, each of the Sellers Released Persons and Buyer Released Persons, of every nature and description that exist on the date hereof or that such Person would have been legally entitled to assert (whether individually or collectively) with respect to, based on or relating to, or in any manner arising from, in whole or in part, Purchased Assets or the Business (including the capital structure, management, ownership or operation thereof), the business operations of the Sellers and the Purchased Assets, actions taken by the Sellers’ boards of directors, the purchase, sale or rescission of any security of the Sellers, the subject matter of the business or contractual arrangements between or among any Sellers Released Persons or Buyer Released Persons, the Sellers’ restructuring efforts, the ownership or operation of the Sellers by any Sellers Released Persons, the distribution of any cash or other property of the Sellers to any Sellers Released Persons or Buyer Released Persons, the assertion or enforcement of rights or remedies against the Sellers, the Sellers’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the restructuring transactions and the Sale Transaction, entry into the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, any term sheets, any restructuring support agreement, the DIP Loan Documents, any Stalking Horse APA, any Sale Transaction documents or any other documents relating to any of the foregoing created or entered into in connection with a Sale Transaction, a Stalking Horse APA or the DIP Loan Documents, or any other act or omission, transaction, agreement, conduct, circumstance, event or other occurrence with respect to the foregoing occurring or taking place on or prior to the Closing; provided that nothing herein shall release the Sellers of their obligations under the Stalking Horse APA, this Order, and the other Sale Transaction documents. Nothing herein or in the Stalking Horse APA shall limit Buyer’s rights in the case of actual fraud (but not, for the avoidance of doubt, fraudulent conveyance claims). Effective as of the Closing, the Buyer, on its own behalf and on behalf of its past, present, and future Affiliates, predecessors, successors and assigns, covenants not to sue any Seller or any Sellers Released Person, or to instigate, initiate, or pursue against any of them, in any manner of judicial or administrative proceeding on the Buyer’s own behalf or on behalf of any of the Buyer Released Persons, or any other Person, regarding or in connection with any of the claims released pursuant hereto or the Stalking Horse APA.

49.            Without limiting in any way the scope of the releases contained herein and effective upon the Closing, each Seller and the Buyer, to the fullest extent allowed under applicable Law, hereby waives and relinquishes all statutory and common law protections purporting to limit the scope or effect of a general release, whether due to lack of knowledge of any claim or otherwise, including, waiving and relinquishing the terms of any Law which provides that a release may not apply to material unknown Claims. Each Seller and the Buyer hereby affirms its intent to waive and relinquish such unknown Claims and to waive and relinquish any statutory or common law protection available in any applicable jurisdiction with respect thereto. Each Seller and the Buyer hereby represents and warrants that it has access to adequate information regarding the terms hereof and all matters encompassed by the Stalking Horse APA to make an informed and knowledgeable decision with regard to entering into the Stalking Horse APA.

VII.	Other Provisions.

50.            The transactions contemplated by the Stalking Horse APA and this Order are undertaken by the Buyer without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not alter, affect, limit, or otherwise impair the validity of the Sale (including the assumption, assignment, and/or transfer of the Purchased Contracts), unless such authorization and consummation of the Sale are duly stayed pending such appeal. The Buyer is a good-faith purchaser within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to, and hereby granted, the full rights, benefits, privileges, and protections of section 363(m) of the Bankruptcy Code. As a good-faith purchaser of the Purchased Assets, the Buyer has not entered into any agreement with any other potential bidders and has not colluded with any potential or actual bidders, and therefore, neither the Debtors nor any successor in interest to the Debtors’ estates shall be entitled to bring an action against the Buyer, and the Sale may not be avoided, pursuant to section 363(n) of the Bankruptcy Code.

51.            No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated under the Stalking Horse APA.

52.            The Buyer is not a successor to any of the Debtors for any Tax purpose, and neither the Buyer nor any of its Affiliates shall have any derivative, successor, transferee, or vicarious Tax liability of any kind or character, whether fixed or contingent, for any Taxes of the Debtors arising, accruing, or payable in connection with the operation of the Business prior to the Closing. All Persons are hereby barred, estopped, and permanently enjoined from commencing or continuing any proceeding, or taking any action, against the Buyer or any of its Affiliates to recover any pre-Closing Tax liability of the Debtors.

53.            Transfer Taxes shall be borne and paid fifty percent (50%) by Buyer, on the one hand, and fifty percent (50%) by Sellers, on the other hand. The party required by applicable Law shall timely file all necessary Tax Returns and other documentation with respect to such Transfer Taxes and timely pay the Transfer Taxes shown as due thereon. No later than ten (10) days after the filing of such Tax Return, such filing party shall provide a copy of such Tax Return to the non-filing party with evidence that such Transfer Taxes have been paid, and the non-filing party shall remit the portion of such Transfer Taxes that it is responsible for within ten (10) days of receipt of a copy of such Tax Return. Buyer and Debtors shall reasonably cooperate to establish any available exemption from, or other reduction of, any Transfer Taxes.

54.            For cause shown, pursuant to Bankruptcy Rules 6004(h), 6006(d), 7062, and 9014, this Order shall not be stayed after the entry hereof, but shall be effective and enforceable immediately upon entry, and the stays provided in Bankruptcy Rules 6004(h) and 6006(d) are hereby expressly waived and shall not apply. Accordingly, the Debtors and Buyer are authorized and empowered to close the Sale immediately upon entry of this Order.

55.            The failure to include or specifically reference any particular provision of the Stalking Horse APA or any Ancillary Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Stalking Horse APA and the Ancillary Agreements be authorized and approved in their entirety.

56.            Nothing contained in any chapter 11 plan confirmed in these Chapter 11 Cases, the order confirming any chapter 11 plan, or any order in these Chapter 11 Cases (including any order approving a wind-down or dismissal of these Chapter 11 Cases or any order entered as part of or after any conversion of these Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code) shall alter, conflict with, or derogate from the provisions of any Stalking Horse APA or this Order, and to the extent of any conflict or derogation between this Order or either Stalking Horse APA and such future chapter 11 plan or order, the terms of this Order and the Stalking Horse APA shall control.

57.            To the extent that this Order is inconsistent with the Motion, the terms of this Order shall control and govern. To the extent that there are any inconsistencies between the terms of this Order, on the one hand, and the Stalking Horse APA or any Ancillary Agreement, on the other hand, the terms of this Order shall control and govern. To the extent that this Order is inconsistent with any prior order or pleading with respect to the Motion in these Chapter 11 Cases, the terms of the Stalking Horse APA or Ancillary Agreement, as applicable, shall control and govern. To the extent that any plan of reorganization or liquidation, or any order of any type or kind entered in these Chapter 11 Cases or any subsequent chapter 7 case into which these Chapter 11 Cases may be converted, conflicts with or derogates from the terms of the applicable Agreement or Ancillary Agreement or this Order, the terms of the Stalking Horse APA or any Ancillary Agreement and this Order shall control and govern to the extent of any such conflict or derogation. Unless otherwise provided herein, to the extent this Order is inconsistent with the Bidding Procedures Order or any other prior order or pleading in these Chapter 11 Cases, this Order shall govern.

58.            The Stalking Horse APA may be modified, amended, or supplemented only by a written agreement signed by the Buyer and the Sellers and in accordance with the terms thereof without further notice to or order of the Court, so long as any such modification, amendment or supplement does not have a material adverse effect on the Debtors’ estates and does not otherwise conflict with this Order.

59.            The automatic stay pursuant to section 362 of the Bankruptcy Code is hereby lifted to the extent necessary, without further order of the Court, to allow the Buyer and the Debtors to deliver any notice provided for in the Stalking Horse APA and allow the Buyer and the Debtors to take any and all actions permitted under the Stalking Horse APA and the Ancillary Agreements.

60.            Pursuant to and in accordance with Section 6.2.4(d) of the Stalking Horse APA, prior to Closing, the Sellers may share with the Buyer, through a web portal, storage device, or other medium agreed to by the Sellers and the Buyer in good faith, any IT data, systems information and records, and Purchased Product Records (collectively, the “Pre-Closing Access Materials”), in form and content capable of being analyzed by, and reasonably satisfactory to, the Buyer. Any such delivery of Pre-Closing Access Materials in advance of the Closing is solely for the purposes contemplated by Section 6.2.4(d) of the Stalking Horse APA and shall not constitute, and shall not be deemed to constitute, a transfer, conveyance, or assignment of any right, title, or interest in the Purchased Assets (including the Pre-Closing Access Materials), or a waiver of any right, title, or interest of the Sellers or their estates therein, prior to the occurrence of the Closing. Unless otherwise agreed by the Sellers, if the Closing does not occur for any reason prior to the Outside Date or the Stalking Horse APA is terminated, then, following such non-occurrence or termination, the Buyer shall (a) immediately cease and terminate use or access of the Pre-Closing Access Materials by the Buyer or its Representatives or any other Person with access to the Pre-Closing Access Materials, and (b) promptly (and in no event later than ten (10) Business Days following the written request of Sellers following the earlier of the termination of the Stalking Horse APA or the Outside Date), at the Sellers’ election, either (i) return, or cause to be returned, to the Sellers all Pre-Closing Access Materials in the possession, custody, or control of the Buyer or its Representatives or any other Person with access to the Pre-Closing Materials, in whatever form maintained, or (ii) destroy, or cause to be destroyed, all such Pre-Closing Access Materials, including any copies, extracts, or summaries thereof and any derivatives created therefrom, whether or not in the possession, custody, or control of the Buyer. Until the Closing, any Pre-Closing Access Materials provided to the Buyer or its Representatives shall be subject to the Confidentiality Agreement.

61.            From time to time, as and when requested by the other, the Debtors and the Buyer, as the case may be, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the Sale, including, such actions as may be necessary to vest, perfect or confirm, or record or otherwise, in the Buyer its right, title, and interest in and to the Purchased Assets and the Purchased Contracts, subject to the provisions of the applicable Agreement.

62.            The proceeds of the Sale shall be applied at Closing as set forth in paragraph 29 of the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, Granting Senior Postpetition Security Interests and According Superpriority Administrative Expense Status Pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral, (III) Granting Adequate Protection; (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 149] (the “Final DIP Order”).

63.            The Court shall retain exclusive jurisdiction to, among other things, interpret, implement, and enforce the terms and provisions of this Order, the Stalking Horse APA, the Ancillary Agreements, and any amendments thereto and any waivers and consents given thereunder, and to adjudicate, if necessary, any and all disputes concerning or in any way relating to the Sale, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Buyer, (b) interpret, implement, and enforce the provisions of this Order, including but not limited to the injunctions and limitations of liability set forth in this Order, (c) decide any disputes concerning this Order and the Stalking Horse APA, or the rights and duties of the parties hereunder or thereunder or any issues relating to the Stalking Horse APA and this Order including, but not limited to, the interpretation of the terms, conditions, and provisions hereof and thereof, the status, nature, and extent of the Purchased Assets and any Purchased Contracts and all issues and disputes arising in connection with the relief authorized herein, inclusive of those concerning the transfer of the assets free and clear of all Interests (other than the Permitted Encumbrances and the Assumed Liabilities), and (d) enter any orders under sections 105, 363, and 365 of the Bankruptcy Code, or otherwise, with respect to the Purchased Assets and the Purchased Contracts.

64.            Notwithstanding anything to the contrary herein, the Debtors, the Buyer, and ProPharma Group Holdings, LLC (“ProPharma”) expressly reserve all rights and objections with respect to the assumption and assignment of the contracts between ProPharma and the Debtors, including all matters raised in the limited objection of ProPharma filed at Docket No. 233 in these chapter 11 cases.

38